                                                                    Exhibit 99.1

Contact:             Investor Relations                  Media Relations
                     William Pike                        Raymond O'Rourke
                     212-761-0008                        212-761-4262

MORGAN STANLEY REPORTS SECOND QUARTER
NET INCOME OF $797 MILLION;
RETURN ON EQUITY OF 15%

NEW YORK, June 19, 2002 -- Morgan Stanley (NYSE: MWD) today reported net income of $797 million for the quarter ended May 31, 2002 -- 6 percent lower than the first quarter of 2002 and a 14 percent decline from the second quarter of 2001. Diluted earnings per share were $0.72 -- compared to $0.76 the previous quarter and $0.82 a year ago.

Second quarter net revenues (total revenues less interest expense and the provision for loan losses) were $5.0 billion -- 6 percent below first quarter 2002 and 17 percent below second quarter 2001. Non-compensation expenses increased 4 percent from the previous quarter and were 16 percent lower than a year ago. The annualized return on average common equity for the current quarter was 15 percent.

Philip J. Purcell, Chairman, and Robert G. Scott, President, said in a joint statement, "In these difficult markets, our top priority has been to continue to stay close to our clients and serve their needs. Investor confidence has been shaken by events over the past year. Our firm is clearly holding its own financially in this tough environment, earning a return on equity of 15 percent this past quarter. We continue to exercise discipline on expenses. We also benefited from the diversity of our businesses, with Discover Card in particular doing well in the second quarter."

In the first six months of fiscal 2002, net income was $1,645 million, 18 percent lower than $2,005 million a year ago./1/ Six-month diluted earnings per share were $1.48, down 16 percent from last year's $1.76. Net revenues and non-compensation expenses both declined 17 percent from a year ago. The annualized return on average common equity for the first half of the year was 16 percent.

SECURITIES

Securities posted net income of $460 million, 27 percent lower than last year's second quarter. The decline in earnings was driven by reduced activity in almost all of the Company's securities businesses, partially offset by an 18 percent decrease in non-compensation expenses.

..   In the institutional business:

    - Fixed income sales and trading net revenues were $845 million, a 31 percent decrease from a record second quarter 2001. A sharp decline in commodities revenues and more modest decreases in government debt and investment grade revenues were partially offset by strength in interest rate derivatives and the global high yield business. The decline in commodities resulted from reduced levels of volatility and liquidity in energy markets.

    - Equity sales and trading net revenues of $953 million were down 25 percent from a year ago, primarily due to lower levels of market volatility and a decrease in trading activity.

    - Advisory revenues were $250 million, down 14 percent from a year ago. The decline resulted primarily from depressed levels of global M&A

__________________
/1/ All amounts for the six months ended May 31, 2001, exclude a net after-tax charge of $59 million, or $.05 per share, resulting from the adoption of SFAS 133 on December 1, 2000. See page F-1 of Financial Summary, Note 1.

          activity. Industry-wide, global completed M&A transaction volume was 41 percent lower in the second quarter compared to a year ago./2/

    - Total underwriting revenues declined 26 percent from last year's second quarter to $397 million, as a result of declines in both equity and debt underwriting revenues.

..   In the individual investor group:

    - Net revenues decreased 9 percent to $1.0 billion, as retail participation in equity markets fell from last year's levels. Revenues from asset management products and fee based assets, however, were up modestly from the prior year.

    - Total client assets of $570 billion were 10 percent lower than the end of last year's second quarter, compared to declines of 15 percent in the S&P 500 and 23 percent in the NASDAQ. Client assets in fee-based accounts of $111 billion were unchanged from the first quarter and 5 percent below a year ago. However, the percentage of client assets in fee-based accounts increased to 19 percent from 18 percent a year ago.

    - At quarter-end, the number of global financial advisors stood at 13,707-- a decrease of 408 for the quarter and 549 over the past twelve months.

INVESTMENT MANAGEMENT

Investment management net income rose 11 percent from last year's second quarter to $141 million, largely as a result of a continuing reduction of operating expenses. Net revenues were lower than a year ago, primarily due to a decline in average assets under management.

..   Assets under management declined $36 billion, or 7 percent, from a year ago to $451 billion, as a result of a decline in market values and total net fund outflows. Retail assets were $269 billion, $4 billion lower than this year's first quarter and $34 billion lower than last year's second quarter. Institutional assets

________________
/2/ Source: Thomson Financial Securities Data - March 1 to May 31, 2002.

    of $182 billion increased $3 billion over the quarter but were $2 billion lower than a year ago.

..   The Company had 55 funds rated four or five stars by Morningstar, compared to 57 at the end of the first quarter. Among investment managers, the Company had the third highest number of domestic funds receiving one of Morningstar's two highest ratings./3/

CREDIT SERVICES

Credit services posted strong second quarter earnings of $196 million, 15 percent ahead of the second quarter of 2001. The increase in net income was driven by higher net interest and cardmember fee revenues, and lower marketing expenses. Net charge-offs, however, continued to trend higher than a year ago.

..   Managed credit card loans of $49.4 billion at quarter end were 2 percent below second quarter 2001. The interest rate spread widened 123 basis points over the same period, driven by a decline in credit services cost of funds.

..   Merchant and cardmember fees rose 8 percent to $552 million as a result of higher cardmember fees, including late charges, and an increase in the merchant discount rate. Transaction volume of $23.5 billion equaled last year's level.

..   The credit card net charge-off rate rose to 6.30 percent -- 132 basis points higher than a year ago -- primarily due to continued weakness in the U.S. economy and the adverse impact of the seasoning of cardmember accounts. The over-30-day delinquency rate, however, improved to 5.63 percent, the lowest level in the last seven quarters. The over-90-day delinquency rate was 2.65 percent compared to 2.60 percent a year ago.

________________
/3/ As of May 31, 2002.

As of May 31, the Company had repurchased approximately 9 million shares of its common stock since the end of fiscal 2001. The Company also announced that its Board of Directors declared a $0.23 quarterly dividend per common share. The dividend is payable on July 26, 2002, to common shareholders of record on July 5, 2002.

Total capital at May 31, 2002 was $67.7 billion, including $22.5 billion of common shareholders' equity and preferred securities issued by subsidiaries. Book value per common share was $19.39, based on 1.1 billion shares outstanding.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 700 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

Access this press release on-line @www.morganstanley.com

                                      # # #

                            (See Attached Schedules)

This release may contain forward-looking statements. These statements reflect management's beliefs and expectations, and are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Competition and Regulation" under each of "Securities," "Investment Management" and "Credit Services" in Part I, Item 1 in the Company's 2001 Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for fiscal 2002.

                        MORGAN STANLEY DEAN WITTER & CO.
                                Financial Summary
                        (unaudited, dollars in millions)

                                                                                  Percentage Change
                                                          Quarter Ended                From:           Six Months Ended
                                               ---------------------------------- ----------------  ---------------------
                                                May 31,      May 31,      Feb 28,  May 31,  Feb 28,  May 31,      May 31, Percentage
                                                 2002         2001         2002     2001     2002     2002         2001     Change
                                               --------     --------     -------- -------- -------  --------    --------- ----------
Net revenues
       Securities                               $ 3,487      $ 4,427      $ 3,831    (21%)  (9%)    $  7,318    $   9,175    (20%)
       Investment Management                        604          639          605     (5%)  --         1,209        1,327     (9%)
       Credit Services                              874          902          823     (3%)   6%        1,697        1,762     (4%)
                                               --------      -------      -------                   --------    ---------
       Consolidated net revenues                $ 4,965      $ 5,968      $ 5,259    (17%)  (6%)    $ 10,224    $  12,264    (17%)
                                               ========      =======      =======                   ========    =========

Net income
       Securities                               $   460      $   632      $   539    (27%) (15%)    $    999    $   1,412    (29%)
       Investment Management                        141          127          142     11%   (1%)         283          280      1%
       Credit Services                              196          171          167     15%   17%          363          313     16%
                                               --------      -------      -------                    -------    ---------
       Income before cumulative effect
                   of accounting change             797          930          848    (14%)  (6%)       1,645        2,005    (18%)
       Cumulative effect of accounting
                   change (1)                         0            0            0     --    --             0          (59)      *
                                               --------      -------      -------                   --------    ---------
       Consolidated net income                  $   797      $   930      $   848    (14%)  (6%)    $  1,645    $   1,946    (15%)
                                               ========      =======      =======                   ========    =========
       Preferred stock dividend requirements    $     0      $     9      $     0       *   --      $      0    $      18       *
                                               ========      =======      =======                   ========    =========
       Earnings applicable to common shares     $   797      $   921      $   848    (13%)  (6%)    $  1,645    $   1,928    (15%)
                                               ========      =======      =======                   ========    =========

Basic earnings per common share
       Income before cumulative effect
                   of accounting change         $  0.73      $  0.85      $  0.78    (14%)  (6%)    $   1.52    $    1.83    (17%)
       Cumulative effect of accounting change   $  0.00      $  0.00      $  0.00     --    --      $   0.00    $   (0.05)      *
       Net income                               $  0.73      $  0.85      $  0.78    (14%)  (6%)    $   1.52    $    1.78    (15%)

Diluted earnings per common share
       Income before cumulative effect
                   of accounting change         $  0.72      $  0.82      $  0.76    (12%)  (5%)    $   1.48    $    1.76    (16%)
       Cumulative effect of accounting change   $  0.00      $  0.00      $  0.00     --    --      $   0.00    $   (0.05)      *
       Net income                               $  0.72      $  0.82      $  0.76    (12%)  (5%)    $   1.48    $    1.71    (13%)

Average common shares outstanding
       Basic                              1,084,993,202 1,085,305,558 1,082,380,245            1,084,223,242 1,087,205,706
       Diluted                            1,113,949,482 1,120,687,197 1,112,959,092            1,113,925,043 1,127,129,224
Period end common shares outstanding      1,097,109,821 1,110,061,470 1,101,194,353            1,097,109,821 1,110,061,470

Return on common equity (2)                        15.1%         19.1%         16.4%                    15.7%         20.8%

---------------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2)    Excludes the cumulative effect of accounting change.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                    Consolidated Income Statement Information
                        (unaudited, dollars in millions)

                                                                                 Percentage Change
                                                          Quarter Ended               From:            Six Months Ended
                                                 -----------------------------  -------------------  --------------------
                                                  May 31,   May 31,    Feb 28,   May 31,   Feb 28,    May 31,    May 31,  Percentage
                                                   2002      2001       2002      2001      2002       2002       2001      Change
                                                 --------  ---------  --------  --------- ---------  ---------  --------- ----------
Investment banking                               $   655   $    840   $   684      (22%)       (4%)  $  1,339   $  1,821       (26%)
Principal transactions:
       Trading                                       658      2,070     1,122      (68%)      (41%)     1,780      3,755       (53%)
       Investments                                   (16)      (107)       33       85%      (148%)        17       (153)      111%
Commissions                                          946        838       777       13%        22%      1,723      1,689         2%
Fees:
       Asset management, distribution and
             administration                        1,054      1,074     1,016       (2%)        4%      2,070      2,183        (5%)
       Merchant and cardmember                       359        325       341       10%         5%        700        638        10%
       Servicing                                     511        476       541        7%        (6%)     1,052        903        17%
Interest and dividends                             3,874      6,950     3,832      (44%)        1%      7,706     14,186       (46%)
Other                                                108        139       194      (22%)      (44%)       302        264        14%
                                                 --------  ---------  --------                       ---------  ---------
       Total revenues                              8,149     12,605     8,540      (35%)       (5%)    16,689     25,286       (34%)
Interest expense                                   2,844      6,406     2,936      (56%)       (3%)     5,780     12,578       (54%)
Provision for consumer loan losses                   340        231       345       47%        (1%)       685        444        54%
                                                 --------  ---------  --------                       ---------  ---------
       Net revenues                                4,965      5,968     5,259      (17%)       (6%)    10,224     12,264       (17%)
                                                 --------  ---------  --------                       ---------  ---------
Compensation and benefits                          2,234      2,732     2,488      (18%)      (10%)     4,722      5,571       (15%)
Occupancy and equipment                              210        230       200       (9%)        5%        410        448        (8%)
Brokerage, clearing and exchange fees                176        177       179       (1%)       (2%)       355        344         3%
Information processing and communications            335        368       320       (9%)        5%        655        720        (9%)
Marketing and business development                   259        331       251      (22%)        3%        510        697       (27%)
Professional services                                250        336       225      (26%)       11%        475        670       (29%)
Other                                                254        322       249      (21%)        2%        503        642       (22%)
                                                 --------  ---------  --------                       ---------  ---------
       Total non-interest expenses                 3,718      4,496     3,912      (17%)       (5%)     7,630      9,092       (16%)
                                                 --------  ---------  --------                       ---------  ---------
Income before taxes, dividends on pref. sec.
   and cumulative effect of accounting change      1,247      1,472     1,347      (15%)       (7%)     2,594      3,172       (18%)
Income tax expense                                   428        535       477      (20%)      (10%)       905      1,153       (22%)
Dividends on pref. sec. subject to mandatory
   redemption                                         22          7        22      214%        --          44         14       214%
                                                 --------  ---------  --------                       ---------  ---------
Income before cumulative effect
             of accounting change                    797        930       848      (14%)       (6%)     1,645      2,005       (18%)
Cumulative effect of accounting change (1)             0          0         0       --         --           0        (59)         *
                                                 --------  ---------  --------                       ---------  ---------
Net income                                       $   797   $    930   $   848      (14%)       (6%)  $  1,645   $  1,946       (15%)
                                                 ========  =========  ========                       =========  =========
Preferred stock dividend requirements            $     0   $      9   $     0         *        --    $      0   $     18          *
                                                 ========  =========  ========                       =========  =========
Earnings applicable to common shares             $   797   $    921   $   848      (13%)       (6%)  $  1,645   $  1,928       (15%)
                                                 ========  =========  ========                       =========  =========

Compensation and benefits as a % of net revenues      45%       46%       47%                             46%        45%

---------------------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                     Securities Income Statement Information
                        (unaudited, dollars in millions)

                                                                                  Percentage Change
                                                          Quarter Ended                 From:          Six Months Ended
                                                  ----------------------------    ----------------- ---------------------
                                                   May 31,   May 31,   Feb 28,     May 31, Feb 28,    May 31,     May 31, Percentage
                                                    2002      2001      2002        2001    2002       2002        2001     Change
                                                  --------  --------  --------    -------- -------- ---------   --------- ----------
Investment banking                                $   647   $   825   $    675     (22%)     (4%)   $   1,322   $   1,787    (26%)
Principal transactions:
       Trading                                        658     2,070      1,122     (68%)    (41%)       1,780       3,755    (53%)
       Investments                                    (17)     (106)        32      84%    (153%)          15        (153)   110%
Commissions                                           934       829        766      13%      22%        1,700       1,668      2%
Asset management, distribution and administration
 fees                                                 478       476        457      --        5%          935         962     (3%)
Interest and dividends                              3,266     6,279      3,271     (48%)     --         6,537      12,819    (49%)
Other                                                 107       135        174     (21%)    (39%)         281         249     13%
                                                  --------  --------  ---------                     ---------   ---------
       Total revenues                               6,073    10,508      6,497     (42%)     (7%)      12,570      21,087    (40%)
Interest expense                                    2,586     6,081      2,666     (57%)     (3%)       5,252      11,912    (56%)
                                                  --------  --------  ---------                     ---------   ---------
       Net revenues                                 3,487     4,427      3,831     (21%)     (9%)       7,318       9,175    (20%)
                                                  --------  --------  ---------                     ---------   ---------

Compensation and benefits                           1,872     2,346      2,121     (20%)    (12%)       3,993       4,788    (17%)
Occupancy and equipment                               175       191        167      (8%)      5%          342         368     (7%)
Brokerage, clearing and exchange fees                 119       127        126      (6%)     (6%)         245         244     --
Information processing and communications             220       250        219     (12%)     --           439         492    (11%)
Marketing and business development                    125       126        103      (1%)     21%          228         275    (17%)
Professional services                                 144       225        126     (36%)     14%          270         448    (40%)
Other                                                 124       185        111     (33%)     12%          235         369    (36%)
                                                  --------  --------  ---------                     ---------   ---------
       Total non-interest expenses                  2,779     3,450      2,973     (19%)     (7%)       5,752       6,984    (18%)
                                                  --------  --------  ---------                     ---------   ---------
Income before taxes, dividends on pref. sec.
   and cumulative effect of accounting change         708       977        858     (28%)    (17%)       1,566       2,191    (29%)
Income tax expense                                    226       338        297     (33%)    (24%)         523         765    (32%)
Dividends on pref. sec. subject to mandatory
   redemption                                          22         7         22     214%      --            44          14    214%
                                                  --------  --------  ---------                     ---------   ---------
Income before cumulative effect
       of accounting change                           460       632        539     (27%)    (15%)         999       1,412    (29%)
Cumulative effect of accounting change (1)              0         0          0      --       --             0         (46)      *
                                                  --------  --------  ---------                     ---------   ---------
Net income                                        $   460   $   632   $    539     (27%)    (15%)   $     999   $   1,366    (27%)
                                                  ========  ========  =========                     =========   =========

Compensation and benefits as a % of net revenues       54%       53%        55%                           55%         52%
Non-compensation expenses as a % of net revenues       26%       25%        22%                           24%         24%
Profit margin (2)                                      13%       14%        14%                           14%         15%


-------------------------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
               Investment Management Income Statement Information
                        (unaudited, dollars in millions)

                                                                                Percentage Change
                                                          Quarter Ended                From:         Six Months Ended
                                                   ---------------------------  ------------------  ------------------
                                                    May 31,  May 31,   Feb 28,    May 31,  Feb 28,    May 31,   May 31,  Percentage
                                                     2002     2001      2002       2001     2002       2002      2001      Change
                                                   -------- --------  --------   -------  --------   --------  --------  ----------
Investment banking                                 $     8  $    15    $     9      (47%)   (11%)    $    17    $    34     (50%)
Principal transactions:
       Investments                                       1       (1)         1      200%     --            2          0        *
Commissions                                             12        9         11       33%      9%          23         21      10%
Asset management, distribution and administration
 fees                                                  576      598        559       (4%)     3%       1,135      1,221      (7%)
Interest and dividends                                   6       17          8      (65%)   (25%)         14         41     (66%)
Other                                                    1        4         18      (75%)   (94%)         19         15      27%
                                                   -------- --------   -------                       -------    -------
       Total revenues                                  604      642        606       (6%)    --        1,210      1,332      (9%)
Interest expense                                         0        3          1         *       *           1          5     (80%)
                                                   -------- --------   -------                       -------    -------
       Net revenues                                    604      639        605       (5%)    --        1,209      1,327      (9%)
                                                   -------- --------   -------                       -------    -------

Compensation and benefits                              170      197        179      (14%)    (5%)        349        406     (14%)
Occupancy and equipment                                 19       24         19      (21%)    --           38         49     (22%)
Brokerage, clearing and exchange fees                   57       50         53       14%      8%         110        100      10%
Information processing and communications               25       25         22       --      14%          47         49      (4%)
Marketing and business development                      32       42         29      (24%)    10%          61         77     (21%)
Professional services                                   49       59         50      (17%)    (2%)         99        114     (13%)
Other                                                   25       26         19       (4%)    32%          44         61     (28%)
                                                   -------- --------   -------                       -------    -------
       Total non-interest expenses                     377      423        371      (11%)     2%         748        856     (13%)
                                                   -------- --------   -------                       -------    -------
Income before income taxes                             227      216        234        5%     (3%)        461        471      (2%)
Income tax expense                                      86       89         92       (3%)    (7%)        178        191      (7%)
                                                   -------- --------   -------                       -------    -------
Net income                                         $   141  $   127    $   142       11%     (1%)    $   283    $   280       1%
                                                   ======== ========   =======                       =======    =======

Compensation and benefits as a % of net revenues        28%      31%        30%                           29%        31%
Non-compensation expenses as a % of net revenues        34%      35%        32%                           33%        34%
Profit margin (1)                                       23%      20%        23%                           23%        21%


-------------------------------------------------
(1)    Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)

                                                                               Percentage Change
                                                         Quarter Ended              From:             Six Months Ended
                                                ----------------------------   ------------------   -------------------
                                                 May 31,   May 31,   Feb 28,   May 31,    Feb 28,   May 31,     May 31,  Percentage
                                                  2002      2001      2002      2001       2002      2002        2001      Change
                                                --------  --------  --------   -------    -------   -------     -------  ----------
Fees:
       Merchant and cardmember                  $   359   $   325    $   341    10%         5%    $   700     $   638         10%
       Servicing                                    511       476        541     7%        (6%)     1,052         903         17%
Other                                                 0         0          2    --          *           2           0          *
                                                -------   -------    -------                      -------     -------
       Total non-interest revenues                  870       801        884     9%        (2%)     1,754       1,541         14%

Interest revenue                                    602       654        553    (8%)        9%      1,155       1,326        (13%)
Interest expense                                    258       322        269   (20%)       (4%)       527         661        (20%)
                                                -------   -------    -------                      -------     -------
       Net interest income                          344       332        284     4%        21%        628         665         (6%)

Provision for consumer loan losses                  340       231        345    47%        (1%)       685         444         54%
                                                -------   -------    -------                      -------     -------
       Net credit income                              4       101        (61)  (96%)      107%        (57)        221       (126%)
                                                -------   -------    -------                      -------     -------
       Net revenues                                 874       902        823    (3%)        6%      1,697       1,762         (4%)
                                                -------   -------    -------                      -------     -------

Compensation and benefits                           192       189        188     2%         2%        380         377          1%
Occupancy and equipment                              16        15         14     7%        14%         30          31         (3%)
Information processing and
   communications                                    90        93         79    (3%)       14%        169         179         (6%)
Marketing and business
   development                                      102       163        119   (37%)      (14%)       221         345        (36%)
Professional services                                57        52         49    10%        16%        106         108         (2%)
Other                                               105       111        119    (5%)      (12%)       224         212          6%
                                                -------   -------    -------                      -------     -------
       Total non-interest expenses                  562       623        568   (10%)       (1%)     1,130       1,252        (10%)
                                                -------   -------    -------                      -------     -------
Income before taxes and cumulative
   effect of accounting change                      312       279        255    12%        22%        567         510         11%
Income tax expense                                  116       108         88     7%        32%        204         197          4%
                                                -------   -------    -------                      -------     -------
Income before cumulative effect
   of accounting change                             196       171        167    15%        17%        363         313         16%
Cumulative effect of accounting
   change (1)                                         0         0          0    --         --           0         (13)         *
                                                -------   -------    -------                      -------     -------
Net income                                      $   196   $   171    $   167    15%        17%    $   363     $   300         21%
                                                =======   =======    =======                      =======     =======

Compensation and benefits as a % of net revenues     22%       21%        23%                          22%         21%
Non-compensation expenses as a % of net revenues     42%       48%        46%                          44%         50%
Profit margin (2)                                    22%       19%        20%                          21%         18%

---------------------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)
                              (Managed loan basis)

                                                                                   Percentage Change
                                                          Quarter Ended                  From:         Six Months Ended
                                                  -------------------------------  ----------------- --------------------
                                                    May 31,   May 31,    Feb 28,    May 31,  Feb 28,  May 31,    May 31,  Percentage
                                                     2002      2001        2002      2001     2002     2002       2001      Change
                                                  --------   --------    --------  --------  ------- --------    -------- ----------
Fees:
     Merchant and cardmember                      $    552   $    512    $    541      8%       2%   $  1,093    $  1,008      8%
     Servicing                                           0          0           0     --       --           0           0     --
Other                                                    0          0           2     --         *          2           0       *
                                                  --------   --------    --------                    --------    --------
     Total non-interest revenues                       552        512         543      8%       2%      1,095       1,008      9%

Interest revenue                                     1,614      1,745       1,611     (8%)     --       3,225       3,492     (8%)
Interest expense                                       480        730         499    (34%)     (4%)       979       1,528    (36%)
                                                  --------   --------    --------                    --------    --------
     Net interest income                             1,134      1,015       1,112     12%       2%      2,246       1,964     14%

Provision for consumer loan losses                     812        625         832     30%      (2%)     1,644       1,210     36%
                                                  --------   --------    --------                    --------    --------
     Net credit income                                 322        390         280    (17%)     15%        602         754    (20%)
                                                  --------   --------    --------                    --------    --------
     Net revenues                                      874        902         823     (3%)      6%      1,697       1,762     (4%)
                                                  --------   --------    --------                    --------    --------

Compensation and benefits                              192        189         188      2%       2%        380         377      1%
Occupancy and equipment                                 16         15          14      7%      14%         30          31     (3%)
Information processing and communications               90         93          79     (3%)     14%        169         179     (6%)
Marketing and business development                     102        163         119    (37%)    (14%)       221         345    (36%)
Professional services                                   57         52          49     10%      16%        106         108     (2%)
Other                                                  105        111         119     (5%)    (12%)       224         212      6%
                                                  --------   --------    --------                    --------    --------
     Total non-interest expenses                       562        623         568    (10%)     (1%)     1,130       1,252    (10%)
                                                  --------   --------    --------                    --------    --------
Income before taxes and cumulative
       effect of accounting change                     312        279         255     12%      22%        567         510     11%
Income tax expense                                     116        108          88      7%      32%        204         197      4%
                                                  --------   --------    --------                    --------    --------
Income before cumulative effect
       of accounting change                            196        171         167     15%      17%        363         313     16%
Cumulative effect of accounting change (1)               0          0           0     --       --           0         (13)      *
                                                  --------   --------    --------                    --------    --------
Net income                                        $    196   $    171    $    167     15%      17%   $    363    $     300     21%
                                                  ========   ========    ========                    ========    ========

Compensation and benefits as a % of net revenues        22%        21%         23%                         22%         21%
Non-compensation expenses as a % of net revenues        42%        48%         46%                         44%         50%
Profit margin (2)                                       22%        19%         20%                         21%         18%



---------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                   Financial Information and Statistical Data
                                   (unaudited)

                                                                                   Percentage Change
                                                         Quarter Ended                    From:        Six Months Ended
                                                  -------------------------------- -----------------   ----------------
                                                   May 31,     May 31,    Feb 28,   May 31,  Feb 28,   May 31, May 31,   Percentage
                                                    2002        2001       2002      2001     2002      2002    2001       Change
                                                  ---------  ----------  --------- -------- --------   -------  -------  ----------
Morgan Stanley
Total assets (millions)                           $ 548,000   $ 497,000  $ 492,000    10%      11%
Period end common shares outstanding (millions)     1,097.1     1,110.1    1,101.2    (1%)     --
Book value per common share                       $   19.39   $   17.54  $   18.97    11%       2%
Shareholders' equity (millions) (1)               $  22,486   $  20,419  $  22,102    10%       2%
Total capital (millions) (2)                      $  67,690   $  61,274  $  61,042    10%      11%
Worldwide employees                                  58,538      62,909     59,875    (7%)     (2%)

SECURITIES
       Advisory revenue (millions)                $     250   $     291  $     292   (14%)    (14%)    $    542 $   741        (27%)
       Underwriting revenue (millions)            $     397   $     534  $     383   (26%)      4%     $    780 $ 1,046        (25%)
Institutional Securities
       Sales and trading net revenue
         (millions) (3)
             Equity                               $     953   $   1,263  $     931   (25%)      2%     $  1,884 $ 2,759        (32%)
             Fixed income                         $     845   $   1,233  $   1,104   (31%)    (23%)    $  1,949 $ 2,270        (14%)
       Mergers and acquisitions announced
         transactions (4)
             Morgan Stanley global market volume
               (billions)                         $    85.4   $   185.4  $    36.0
             Rank                                         3           2          5
       Worldwide equity and related issues (4)
             Morgan Stanley global market volume
               (billions)                         $    11.3   $    25.8  $     6.1
             Rank                                         5           3          5
Individual Investor Group
       Net revenue (millions)                     $   1,037   $   1,145  $   1,006    (9%)      3%     $  2,043 $ 2,344        (13%)
       Global financial advisors                     13,707      14,256     14,115    (4%)     (3%)
       Total client assets (billions)             $     570   $     634  $     588   (10%)     (3%)
       Fee-based client account assets
         (billions) (5)                           $     111   $     117  $     111    (5%)     --

INVESTMENT MANAGEMENT ($ billions)
Assets under management or supervision
Products offered primarily to individuals
       Mutual funds
             Equity                               $      80   $      94  $      81   (15%)     (1%)
             Fixed income                                35          41         36   (15%)     (3%)
             Money markets                               61          63         64    (3%)     (5%)
                                                  ---------   ---------  ---------
             Total mutual funds                         176         198        181   (11%)     (3%)
       ICS Assets                                        32          32         30    --        7%
       Separate accounts, unit trust and other
         arrangements                                    61          73         62   (16%)     (2%)
                                                  ---------   ---------  ---------
       Sub-total Individual                             269         303        273   (11%)     (1%)
                                                  ---------   ---------  ---------
Products offered primarily to institutional
  clients
       Mutual funds                                      37          39         37    (5%)     --
       Separate accounts, pooled vehicle and
         other arrangements                             145         145        142    --        2%
                                                  ---------   ---------  ---------
       Sub-total Institutional                          182         184        179    (1%)      2%
                                                  ---------   ---------  ---------
Total assets under management or supervision      $     451   $     487  $     452    (7%)     --
                                                  =========   =========  =========


-------------------------------------------
(1) Includes preferred and common equity and preferred securities issued by subsidiaries.
(2) Includes preferred and common equity, preferred securities issued by subsidiaries, capital units and non-current portion of long-term debt.
(3)   Includes principal trading, commissions and net interest revenue.
(4)   Source: Thomson Financial Securities Data - January 1 to June 4, 2002.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                   Financial Information and Statistical Data
                        (unaudited, dollars in millions)

                                                                                Percentage Change
                                                         Quarter Ended                From:           Six Months Ended
                                                -----------------------------  ------------------   -------------------
                                                 May 31,   May 31,    Feb 28,   May 31,   Feb 28,    May 31,    May 31,  Percentage
                                                  2002      2001       2002      2001      2002       2002       2001      Change
                                                --------  --------   --------  --------  --------   --------   --------  ----------
CREDIT SERVICES

Owned credit card loans
       Period end                               $ 20,224  $ 20,909   $ 20,554    (3%)      (2%)     $ 20,224   $ 20,909     (3%)
       Average                                  $ 20,747  $ 21,301   $ 20,972    (3%)      (1%)     $ 20,858   $ 21,426     (3%)

Managed credit card loans (1)
       Period end                               $ 49,377  $ 50,227   $ 49,569    (2%)      --       $ 49,377   $ 50,227     (2%)
       Average                                  $ 49,379  $ 49,658   $ 50,396    (1%)      (2%)     $ 49,882   $ 49,468      1%
       Interest yield                              12.64%    13.34%     12.63%  (70 bp)     1 bp       12.63%     13.50%   (87 bp)
       Interest spread                              8.72%     7.49%      8.61%  123 bp     11 bp        8.66%      7.30%   136 bp
       Net charge-off rate                          6.30%     4.98%      6.49%  132 bp    (19 bp)       6.40%      4.88%   152 bp
       Delinquency rate (over 30 days)              5.63%     5.84%      6.75%  (21 bp)  (112 bp)       5.63%      5.84%   (21 bp)
       Delinquency rate (over 90 days)              2.65%     2.60%      3.12%    5 bp    (47 bp)       2.65%      2.60%     5 bp

       Transaction volume (billions)            $   23.5  $   23.5   $   24.1    --        (3%)     $   47.6   $   47.9     (1%)
       Accounts (millions)                          46.2      44.7       46.0     3%       --           46.2       44.7      3%
       Active accounts (millions)                   23.4      24.3       23.8    (4%)      (1%)         23.4       24.3     (4%)
       Average receivables per average active
          account (actual $)                    $  2,086  $  2,052   $  2,098     2%       (1%)     $  2,092   $  2,051      2%
       Securitization gain                      $     11  $     49   $      8   (78%)      38%      $     19   $     74    (74%)


------------------------------------------------------
(1)    Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.